As filed with the Securities and Exchange Commission on October 18, 1996.
                                         Registration Statement No. 333- _____

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                             WORLD AIRWAYS, INC.
            (Exact name of Registrant as specified in its Charter)

       Delaware                                  94-1358276
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)            Identification Number)

                             World Airways, Inc.
                   Washington Dulles International Airport
                           13873 Park Center Road
                                Suite 490
                         Herndon, Virginia  20171
         (Address of principal executive office, including zip code)

                       WORLD AIRWAYS, INC. NON-EMPLOYEE
                         DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plan)
                            ______________________

                              Charles W. Pollard
                              World Airways, Inc.
                   Washington Dulles International Airport
                            13873 Park Center Road
                                   Suite 490
                             Herndon, Virginia  20171
                                 (703) 834-9200
           (Name, address, including zip code, and telephone number
                  including area code, of agent for service)


                               With copies to:

                            David M. Carter, Esq.
                              Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                        Richmond, Virginia 23219-4074
                                 804-788-8200


                       CALCULATION OF REGISTRATION FEE


    Title of       Amount        Proposed      Proposed maximum   Amount of
 securities to     to be     maximum offering     aggregate      registration
 be registered  registered  price per share(1)  offering price        fee

Common Stock,
$.001 par          250,000        $9.50          $2,375,000.00        $720.00

       (1) Calculated pursuant to Rule 457(c) on the basis of $5.50 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on October 15, 1996.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by World Airways, Inc. (the "Company" or "World Airways") with the Commission (File No. 0-26582) are incorporated herein by reference and made a part hereof:

          1. the Company's Annual Report on Form 10-K for the year ended December 31, 1995; and

          2. the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996, respectively.

          In addition, all documents filed by the Company pursuant to Section 13(a) and 13(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the World Airways, Inc. Non-Employee Directors' Stock Option Plan (the "Plan"), any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") authorizes, inter alia, a corporation generally to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 8.02 of the Company's Bylaws, a copy of which is filed as
Exhibit 4.1 to this Registration Statement, provides, in substance, that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

          Articles VIII and IX of the Company's Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation also provides that if the DGCL is amended after the approval of the Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

          The Company intends to enter into indemnification agreements with certain of its directors providing for indemnification to the fullest extent permitted by the laws of the State of Delaware. These agreements provide for specific procedures to better assure the directors' rights to indemnification, including procedures for directors to submit claims, for determination of directors' entitlement to indemnification (including the allocation of the burden of proof and selection of a reviewing party) and for enforcement of directors' indemnification rights.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit No.

   4.1 Articles VIII and IX of the Company's Amended and Restated Certificate of Incorporation, incorporated by reference to
          Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended, (Commission File No. 33-95488) filed on August 8, 1995, and Section 8.02 of the Company's Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, (Commission File No. 33-95488) filed on August 8, 1995.

   5.1    Opinion of Hunton & Williams.

   10.1 World Airways, Inc. Non-Employee Directors' Stock Option Plan (Incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-1 (No. 33-95488).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2   Consent of KPMG Peat Marwick LLP.

   24.1   Power of Attorney (included on signature page).

Item 9.  Undertakings

          (a)       The undersigned registrant hereby undertakes:

                    1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                              (i)        To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                              (ii)       To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii)      To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Commonwealth of Virginia on October 17, 1996.

                                          WORLD AIRWAYS, INC.
                                            (Registrant)



                                          By: /s/Charles W. Pollard
                                              Charles W. Pollard
                                              President

                              POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 25, 1996. Each of the directors and/or officers of World Airways, Inc. whose signature appears below hereby appoints
T. Coleman Andrews, III, Charles W. Pollard and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable World Airways, Inc., to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

            Signature                     Title



 /s/ T. Coleman Andrews, III        Chief Executive Officer, Chairman
  T. Coleman Andrews, III           of the Board and Director
                                    (Principal Executive Officer)

  /s/ Charles W. Pollard            President and Director
   Charles W. Pollard


  /s/ Michael E. Savage             Vice President-Chief Financial Officer
   Michael E. Savage                (Principal Financial and Accounting
                                    Officer)


  /s/ Ahmad M. Khatib               Executive Vice President - Operations and
   Ahmad M. Khatib                  Director


  /s/ A. Scott Andrews              Director
   A. Scott Andrews


                                    Director
   Wan Malek Ibrahim


  /s/ Russell L. Ray, Jr.           Director
   Russell L. Ray, Jr.


  /s/ Peter M. Sontag               Director
   Peter M. Sontag


                                    Director
   Lim Kheng Yew

                                EXHIBIT INDEX

Exhibit No.             Description

4.1 Articles VIII and IX of the Company's Amended and Restated Certificate of Incorporation, incorporated by reference to
              Exhibit 3.1 to the Company's Registration Statement on
              Form S-1, as amended, (Commission File No. 33-95488) filed on August 8, 1995, and Section 8.02 of the Company's Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, (Commission File No. 33-95488) filed on August 8, 1995.

5.1           Opinion of Hunton & Williams.

10.1          World Airways, Inc. Non-Employee Directors' Stock Option
              Plan (Incorporated herein by reference to Exhibit 10.46 to the Company's Registration Statement on Form S-1 (No. 33-95488).

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

23.2          Consent of KPMG Peat Marwick LLP.

24.1          Power of Attorney (included on signature page).